EXHIBIT 99.2

          North Fork Bancorporation, Inc. - New York Bancorp Inc.
                    Combined with Branford Savings Bank
                Pro Forma Condensed Combined Balance Sheets
                                (Unaudited)
                             September 30, 1997
                           (Dollars in thousands)


                                                                                                All
                                                             North                            Combined
                                                  Pro         Fork/                            Trans-
                                                 Forma       Branford    New       Pro        actions
                               North             Adjust-      Pro        York      Forma         Pro
                               Fork    Branford   ments       Forma     Bancorp  Adjustments   Forma



Assets
Cash & Due from Banks.....   $106,760   $4,237  ($2,710)(1)  $108,287  $ 26,305      -         $  134,592
Federal Funds Sold........     35,000    9,875       -         44,875       -       -             44,875
Securities:
    Available-for-Sale ...  1,633,737    5,132       -      1,638,869   495,910    26,400(4)    2,161,179
    Held-to-Maturity......  1,166,329   42,661       -      1,208,990   644,840         -       1,853,830
    Total Securities......  2,800,066   47,793       0      2,847,859 1,140,750    26,400       4,015,009
                          ------------------ ----------------------------------------- ------------------
Loans, Net of Unearned
  Income & Fees...........  3,509,722  120,971       -      3,630,693 2,039,111         -       5,669,804
    Allowance for Loan
      Losses.............      54,611    3,740       -         58,351    18,695         -          77,046
    Net noans.............  3,455,111  117,231       0      3,572,342 2,020,416         0       5,592,758
                          ------------------ ----------------------------------------- -------------------
Premises & Equipment, Net.     63,717    1,893       -         65,610    12,711         -          78,321
Accrued Interest Receivable    45,649    1,272       -         46,921    21,590         -          68,511
Intangibles...............     76,692        -  27,434(123)   104,126      -            -         104,126

Other Real Estate.........      5,499      110       -          5,609     1,363         -           6,972
Other Assets..............     27,126      457   2,052(3)      29,635    21,065     3,149(5)       53,849
     Total Assets......... $6,615,620 $182,868 $26,776     $6,825,264 $3,244,200  $29,549     $10,099,013
                          ------------------ ----------------------------------------- --------------------

Liabilities and
Stockholders' Equity
Demand Deposits...........  $836,020   $10,753       -      $846,773    $42,808         -        $889,581
Savings N.O.W. & Money
Market Deposits..........  1,895,804    62,749       -     1,958,553  1,000,873         -       2,959,426
Time Deposits              1,726,825    88,162       -     1,814,987    657,067         -       2,472,054
     Total Deposits....... 4,458,649   161,664       0     4,620,313  1,700,748         0       6,321,061
                          ------------------ ----------------------------------------- --------------------
Federal Funds Purchased &
Securities Sold under
Agreements to Repurchase...1,331,024       -         -     1,331,024    840,331         -       2,171,355
Other Borrowings..........    85,000    2,000        -        87,000    413,600         -         500,600
Accrued Expenses & Other
Liabilities..............    103,020    1,592     5,878(3)   110,490    120,458   37,576(5)       268,524
      Total Liabilities...$5,977,693 $165,256    $5,878   $6,148,827 $3,075,137  $37,576       $9,261,540
                          ------------------ ----------------------------------------- ------------------
Company-Obligated Mandatorily
  Redeemable Capital Securities
  of Subsidiary Trust....     99,646       -         -       99,646        -           -          99,646
Stockholders' Equity
Preferred Stock...........        -        -         -         -           -           -            -
Common  Stock.............   165,111    1,557     1,652(1)  168,320        295   65,508(4)       234,123
Additional Paid in Capital   109,640   31,227     4,074(1)  144,941     66,495 (120,200)(4)       91,236
Retained Earnings.........   263,931  (15,185)   15,185(1)  263,931     181,851 (34,427)(5)      411,355
Unrealized Gain on
Securities Available-for-
Sale, net of taxes........    13,476       13       (13)(1)  13,476       1,514       -           14,990
Deferred Compensation.....   (13,009)      -         -      (13,009)        -         -          (13,009)
Treasury Stock............      (868)      -         -         (868)    (81,092) 81,092(4)          (868)
  Total Stockholders'
     Equity...............   538,281   17,612    20,898     576,791     169,063  (8,027)         737,827
  Total Liabilities and
    Stockholders' Equity..$6,615,620 $182,868   $26,776  $6,825,264  $3,244,200 $29,549      $10,099,013
                          ------------------------------------------------------------------------------


Selected Capital Ratios:


                                                              All Combined
                                             New York        Transactions
                                North Fork   Bancorp           Pro Forma

Tier 1 Capital Ratio            14.34%        10.76%              13.01%
Risk Adjusted Capital Ratio     15.59%        11.94%              14.24%
Leverage Ratio                   8.38%         5.18%               7.23%


 See "NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)."


          North Fork Bancorporation, Inc. - New York Bancorp Inc.
                    Combined with Branford Savings Bank
             Pro Forma Condensed Combined Statements of Income
                                (Unaudited)
                For the Nine Months Ended September 30, 1997
                  (in thousands, except per share amounts)



                                                                                                     All Combined
                                           North                   Pro Forma   North Fork  New York  Transactions
                                            Fork       Branford   Adjustments  Pro Forma   Bancorp   Pro Forma

Interest Income........................    $359,458     $10,496               $369,954    $183,432    $553,386
Interest Expense.......................     151,977       4,621                156,598      93,095     249,693
                                       -----------------------------------------------------------------------
Net Interest Income....................     207,481       5,875       --       213,356      90,337     303,693
Provision for Loan Losses..............       4,500         200                  4,700       1,800       6,500
                                       -----------------------------------------------------------------------
Net Interest Income after
  Provision for Loan Losses............     202,981       5,675       --       208,656      88,537     297,193
Non-Interest Income....................      26,032         418                 26,450      13,646      40,096
Net Securities Gains...................       2,273          --                  2,273       2,259       4,532
Other Real Estate Expense..............         163          98                    261         655         916
Non-Interest Expense...................      91,174       4,446      1,372(2)   96,992      37,890     134,882
                                       ----------------------------------- ----------- -----------------------
Income before Income Taxes.............     139,949       1,549     (1,372)    140,126      65,897     206,023
Provision for Income Taxes.............      54,670          45          -      54,715      24,950      79,665
                                       -----------------------------------------------------------------------
Net Income.............................     $85,279      $1,504    ($1,372)    $85,411     $40,947    $126,358
                                       ----------------------------------- ----------- -----------------------

Weighted Average Shares Outstanding(6).      66,215       7,005       -         67,499      22,795      94,625
Earnings Per Share.....................       $1.29      $ 0.21       -          $1.27       $1.80       $1.34




See "NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)."



          North Fork Bancorporation, Inc. - New York Bancorp Inc.
                    Combined with Branford Savings Bank
             Pro Forma Condensed Combined Statements of Income
                                (Unaudited)
    For the Year Ended December 31, 1996 for North Fork and Branford and
                  September 30, 1996 for New York Bancorp
                  (in thousands, except per share amounts)



                                                                                                     All Combined
                                           North                   Pro Forma   North Fork  New York  Transactions
                                            Fork       Branford   Adjustments  Pro Forma   Bancorp   Pro Forma

Interest Income........................    $405,307     $13,697               $419,004    $207,491    $626,495
Interest Expense.......................     174,361       6,149                180,510     106,746     287,256
                                       -----------------------------------------------------------------------
Net Interest Income....................     230,946       7,548       --       238,494     100,745     339,239
Provision for Loan Losses..............       6,800         625                  7,425       1,200       8,625
                                       ----------------------------------- ----------- ----------- -----------
Net Interest Income after
Provision for Loan Losses..............     224,146       6,923       --       231,069      99,545     330,614
Non-Interest Income....................      29,245         587                 29,832      10,321      40,153
Net Securities Gains...................       1,878          --                  1,878       4,346       6,224
Other Real Estate Expense..............         753         232                    985         463       1,448
SAIF Recapitalization Charge...........       8,350          --                  8,350       9,432      17,782
Merger Related Restructure Charge......      21,613          --                 21,613           -      21,613
Non-Interest Expense...................     112,281       5,418      1,829(2)  119,528      47,535     167,063
                                       ----------------------------------- ----------- ----------- -----------
Income before Income Taxes.............     112,272       1,860     (1,829)    112,303      56,782     169,085
Provision for Income Taxes.............      49,830          19          -      49,849      24,776      74,625
                                       -----------------------------------------------------------------------
Net Income.............................     $62,442      $1,841    ($1,829)    $62,454     $32,006     $94,460
                                       ----------------------------------- ----------- ----------- -----------

Weighted Average Shares Outstanding(6).      64,278       6,898       -         65,562      23,889      93,990
Earnings Per Share.....................      $ 0.97      $ 0.27       -         $ 0.95       $1.34       $1.01




See "NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)."



          North Fork Bancorporation, Inc. - New York Bancorp Inc.
             Pro Forma Condensed Combined Statements of Income
                                (Unaudited)
          For the Year Ended December 31, 1995 for North Fork and
                  September 30, 1995 for New York Bancorp
                  (in thousands, except per share amounts)




                                                                              New York    North Fork
                                                              North Fork      Bancorp     Pro Forma

  Interest Income.........................................      $332,492      $196,972      $529,464
  Interest Expense........................................       140,399       101,730       242,129
                                                           -----------------------------------------
  Net Interest Income.....................................       192,093        95,242       287,335
  Provision for Loan Losses...............................        11,825         1,700        13,525
                                                           -----------------------------------------
  Net Interest Income after Provision for Loan Losses.....       180,268        93,542       273,810
  Non-Interest Income.....................................        23,010         7,460        30,470
  Net Securities Gains/(Losses)...........................         6,734          (848)        5,886
  Other Real Estate Expense...............................         1,255           883         2,138
  Merger Related Restructure Charge.......................            --        19,024        19,024
  Non-Interest Expense....................................        91,565        48,968       140,533
                                                           -----------------------------------------
  Income before Income Taxes..............................       117,192        31,279       148,471
  Provision for Income Taxes..............................        49,850        19,717        69,567
                                                           -----------------------------------------
  Net Income .............................................       $67,342       $11,562       $78,904
                                                           -----------------------------------------

  Pro Forma Weighted Average Shares Outstanding(6) .......        64,432        26,656        96,153
  Earnings Per Share......................................         $1.05        $ 0.43        $ 0.82



See "NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)."




          North Fork Bancorporation, Inc. - New York Bancorp Inc.
             Pro Forma Condensed Combined Statements of Income
                                (Unaudited)
          For the Year Ended December 31, 1994 for North Fork and
                  September 30, 1994 for New York Bancorp
                  (in thousands, except per share amounts)



                                                                             New York      North Fork
                                                               North Fork     Bancorp      Pro Forma

  Interest Income.........................................      $295,062      $175,530      $470,592
  Interest Expense........................................       112,576        79,948       192,524
                                                           -----------------------------------------
  Net Interest Income.....................................       182,486        95,582       278,068
  Provision for Loan Losses...............................         6,825         2,650         9,475
                                                           -----------------------------------------
  Net Interest Income after Provision for Loan Losses.....       175,661        92,932       268,593
  Non-Interest Income.....................................        21,674         7,398        29,072
  Net Security (Losses)/Gains.............................        (9,189)          602        (8,587)
  Other Real Estate Expense...............................         4,929           880         5,809
  Merger Related Restructure Charge.......................        14,338            --        14,338
  Non-Interest Expense....................................        99,338        50,845       150,183
                                                           -----------------------------------------
  Income before Income Taxes..............................        69,541        49,207       118,748
  Provision for Income Taxes..............................        26,502        21,740        48,242
                                                           -----------------------------------------
  Income before Cumulative Effect of
   Accounting Changes.....................................       $43,039       $27,467       $70,506
                                                           -----------------------------------------

  Pro Forma Weighted Average Shares Outstanding (6).......        62,312        27,220        94,704
  Earnings Per Share before Cumulative Effect of
    Accounting Changes....................................        $ 0.69         $1.01        $ 0.74



See "NOTES TO PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS (UNAUDITED)."



                    NORTH FORK BANCORPORATION, INC. AND
                           NEW YORK BANCORP INC.

                   NOTES TO PRO FORMA CONDENSED COMBINED
                      FINANCIAL STATEMENTS (UNAUDITED)


(1) Reflects the issuance of 1,283,674 shares of North Fork's Common Stock utilizing an assumed Exchange Ratio of 0.1957 shares of North Fork Common Stock for each share of Branford Voting Common Stock and Branford Non-Voting Common Stock outstanding at September 30, 1997 (5,179,863 shares and 1,379,533 shares, respectively), and a cash payment to the holder of all outstanding Branford Warrants (who has exercised a cash election right) of $2,709,700 representing the excess of the market price as of October 22, 1997 of shares of North Fork Common Stock that such holder would receive in the Branford Merger if Branford Warrants were exercised immediately prior to the consummation, over the total exercise price of the Branford Warrants.

(2) Reflects the excess of the Branford Merger consideration over the fair value of the net assets acquired, as follows:


North Fork Common Stock (1,283,674 shares at $30.00 per share)      $38,510
Cash payments for the Branford Warrants                               2,710
Transaction Costs, net of taxes                                       3,826
                                                                   --------
Total consideration                                                 $45,046

Branford stockholders' equity at September 30, 1997                 (17,612)
                                                                   --------
Intangible asset                                                    $27,434
                                                                   ========


The intangible assets will be amortized utilizing the straight line method over a fifteen year period. Included in non-interest expense for the nine month period ended September 30, 1997 and for the year ended December 31, 1996 is $1,372,000 and $1,829,000, respectively, of intangible amoritization expense.

(3) Transaction Costs of approximately $3.8 million, net of taxes, will be incurred upon consummation of the Branford Merger and will be accounted for as part of the purchase price for financial reporting purposes. A summary of the estimated transaction costs are as follow:


                     Type of Cost                      Expected Costs
                                                       (in thousands)
Professional Fees                                         $1,747
Merger Related Compensation and Severance Costs            1,792
Facility and System Costs                                    859
Other Merger Related Costs                                 1,480
                                                      ----------
Total Pre-Tax Transaction Costs                            5,878
Less:  Related Tax Benefit                                (2,052)
                                                      ----------
Total Transaction Costs, net of taxes                     $3,826
                                                      ===========


Refinements to the foregoing estimates may occur subsequent to the completion of the Branford Merger.


(4) Pro forma adjustments to common stock and additional paid-in capital, at September 30, 1997, reflect the Merger accounted for as a pooling-of-interests through: (a) the reissuance of 800,000 shares of New
York Bancorp common stock from New York Bancorp's treasury, with an average cost basis of $9.92, at $33.00 per share (which approximated the market price of the New York Bancorp common stock on or about October 22, 1997), with transaction proceeds of $26.4 million assumed to be reinvested in securities available-for-sale; (b) the retirement of the remaining
7,374,522 shares of New York Bancorp common stock held in treasury, with an average cost basis of $9.92, as of September 30, 1997 and (c) the exchange of 26,321,186 shares of North Fork common stock at September 30, 1997
(using the Exchange Ratio of 1.19) for the 22,118,644 adjusted outstanding shares of New York Bancorp common stock. Pro forma adjustments do not include any shares of North Fork Common Stock to be received upon consummation of the Merger by holders of New York Bancorp Options.

(5) The pro forma condensed combined balance sheet reflects a non-recurring merger and restructuring charge of approximately $34.4 million, net of taxes, which will be recognized upon consummation of the Merger. Such charge will reduce earnings per share for the period in which such charge is recognized by approximately $.36 (based on pro forma weighted average shares outstanding of 94,624,522 on September 30, 1997). A summary of the estimated merger and restructuring charges are as follows:


                  Type of Cost                         Expected Costs
                                                       (in thousands)
Merger Expense                                              $9,700
Restructuring Charge:
   Merger Related Compensation And Severance
   Costs                                                    15,172
   Facility and System Costs                                11,814
   Other Merger Related Costs                                  890
                                                            ------
Total Pre-Tax Merger and Restructuring Charge               37,576

Add:    State and Local Tax Bad Debt Recapture,
        Net of Federal Benefit                               9,000
Less:   Related Tax Benefit                                (12,149)
                                                            ------
Total After-Tax Merger and Restructuring Charge            $34,427
                                                           -------


        Merger expenses consist primarily of investment banking, legal and other professional fees, and expenses associated with shareholder notification. Restructure related compensation and severance costs consist primarily of employee severance, compensation arrangements, transitional staffing and the related employee benefits expenses. Facility and system costs consist primarily of lease termination charges and equipment write-offs resulting from the consolidation of overlapping branch locations and duplicate headquarters and operational facilities. Also reflected are the costs associated with the cancellation of certain data and item processing contracts and the deconversion of existing New York Bancorp computer systems.

        The effect of the proposed charge has been reflected in the pro forma condensed combined balance sheet as of September 30, 1997; however, since this charge is non-recurring, it has not been reflected in the pro forma combined statements of income. Although no assurance can be given, North Fork expects that cost savings will be achieved at an annual rate of approximately $25 million on a pre-tax basis by the end of 1998 as a result of steps to be taken to integrate operations and to achieve efficiencies in certain combined lines of business. These anticipated merger cost savings were determined based upon preliminary estimates provided by the management of North Fork. The pro forma financial information does not give effect to these expected cost savings, nor does it include any estimates of revenue enhancements that could be realized with the Merger.

(6) The pro forma weighted average shares outstanding for the nine month period ended September 30, 1997 and for the year ended 1996 reflect the assumed issuance of 0.1957 shares of North Fork Common Stock for each voting and non-voting average equivalent share of Branford common stock outstanding during such periods (all Branford warrants having been retired under the cash election), and the pro forma weighted average shares outstanding for all periods presented reflect the assumed issuance of 1.19 shares of North Fork Common Stock for each average equivalent share of New York Bancorp Common Stock outstanding during such periods.

(7) North Fork is currently reviewing the investment securities portfolios of New York Bancorp to determine the classification of such securities as either available-for-sale or held-to-maturity in connection with North Fork's existing interest-rate risk position. As a result of this review, certain reclassifications of New York Bancorp's investment securities may result. No adjustments have been made to either the available-for-sale or the held-to-maturity portfolios in the accompanying pro forma condensed combined balance sheet to reflect any such reclassification as a final determination has not been made with respect to such matters. Any such reclassification will be accounted for in accordance with Statement of Financial Accounting Standards No. 115, "Accounting for Certain Investments in Debt and Equity Securities," which requires that securities transferred from held-to-maturity to available-for-sale to be transferred at fair value with any unrealized gain or loss, net of taxes, at the date of transfer recognized as a separate component of stockholders' equity.

(8) The pro forma financial information presented has been prepared in conformity with generally accepted accounting principles and prevailing practices within the financial services industry. Under generally accepted accounting principles, the assets and liabilities of New York Bancorp will be combined with those of North Fork at book value. In addition, the statements of income for New York Bancorp will be combined with North Fork as of the earliest period presented. Certain reclassifications have been included in the pro forma financial statements to conform to North Fork's presentation. North Fork utilizes a fiscal year which ends on December 31 for reporting purposes, whereas New York Bancorp uses a fiscal year which ends on September 30 for such purposes. The unaudited condensed combined statements of income for 1996, 1995, 1994 combine North Fork and New York Bancorp at their respective year-end periods. The unaudited condensed combined statements of income for the nine month periods ended September 30, 1997 and 1996 include New York Bancorp for the nine months then ended to conform with the reporting periods of North Fork. Summary unaudited operating results for the three-months ended December 31, 1996 and 1995 have not been included in the unaudited pro forma condensed combined financial statements and are presented in the following table:


                                             Three Months Ended
                                                December 31,
                                                 (Unaudited)
(in thousands, except per share amounts)     1996           1995
                                             ----           ----
Interest Income                            $55,417        $50,659
Interest expense                            27,538         26,991
Net interest income                         27,879         23,668
Net income                                  10,264          7,828
Earnings per share                           $0.45          $0.32